UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

JIM VENINGER

        Cambridge Display Technology Limited, a subsidiary of Cambridge Display Technology, Inc. (collectively, the "Company"), and Jim Veninger entered into an employment agreement appointing him as Vice-President, Technology Development. Mr Veninger will join the Company on November 1, 2006. Pursuant to this agreement, Mr. Veninger will receive an annual salary of GBP 150,000 (or $283,500 at an exchange rate of 1.89 dollars to 1 pound sterling as published in the Financial Times of London for October 30, 2006). Mr. Veninger is also eligible (1) to receive an annual bonus of up to 35 percent of his base salary, (2) to participate in our stock incentive plans, our benefits program, including pension contributions, private health insurance and life insurance, and (3) for the Company's relocation benefits. Mr. Veninger will be awarded 80,000 restricted stock units pursuant to the Company's stock incentive plan.

        Mr. Veninger's employment agreement is for an indeterminate period of time, but may be terminated by either party with six months' notice or by the Company without notice for gross misconduct and will automatically terminate upon reaching the normal retirement age. During any notice period, Mr. Veninger may not work for any other employer without the Company's permission and upon termination will be subject to customary six-month non-compete and non-solicitation provisions.

        The employment agreement with Mr. Veninger is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company and Mr. Veninger have also entered into an indemnification agreement in the form previously filed as Exhibit 10.46 to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2005.

STEPHEN CHANDLER

        On October 27, 2006, the Company and Stephen Chandler, the Company's Vice President, Legal and Intellectual Property, entered into an agreement in connection with his resignation described under Item 5.02 below, effective on March 31, 2007. Pursuant to this agreement, Mr. Chandler is entitled to, among other things, a payment of GBP 50,000 (or $94,500 at the exchange rate described above), which is payable within 14 days after the effective date of his resignation. Mr. Chandler will not be required to attend the Company's office during the period from January 1, 2007 through the effective date of his resignation, but he has agreed to make himself available to deal with and use his reasonable endeavors to help with such work-related matters as may be reasonably requested by the Company. During this period, the Company will continue to provide to Mr. Chandler all benefits to which he was entitled under his employment agreement with the Company, which is filed as Exhibit 10.31 to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2005. In addition, all of the shares granted to Mr. Chandler pursuant to the Company's special bonus plan will vest upon the effective date of his resignation.

        The agreement with Mr. Chandler is filed as Exhibit 10.2 to this Current Report on Form 8-K.

DAVID FYFE

        On October 27, 2006, the Company entered into a new employment agreement with Dr. David Fyfe, the Company's Chief Executive Officer. Pursuant to this agreement, Dr. Fyfe's employment with the Company will be extended to December 31, 2008 and amendments have been made to Dr. Fyfe's pension payments as required by Section 409A of the Internal Revenue Code.

Pursuant to these new arrangements, Dr. Fyfe's Overseas Benefit Agreement (filed at Exhibit 10.30 to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2005) has been terminated and he is no longer required by the Company to be resident in the United Kingdom. This change reflects the growing requirement for Dr. Fyfe to be present in the United States in order to be close to the Company's investor base. As a result of this change, Dr. Fyfe will no longer receive ex-patriate allowances and benefits but will still be required to travel extensively throughout the world in his role as Chief Executive Officer. Dr. Fyfe's maximum annual bonus payment has increased from 45 percent to 65 percent of his annual base salary. The Company will continue to provide personal tax compliance advice to assist Dr. Fyfe in fulfilling his legal obligation to file tax returns in multiple tax jurisdictions, an obligation which results from his role as Chief Executive Officer. The other terms of the new employment agreement are otherwise consistent with the prior agreement.

        The new employment agreement with Dr. Fyfe is filed as Exhibit 10.3 to this Current Report on Form 8-K.

RETIREMENT AGE

The Company's normal retirement age for all UK employees of the Company has changed from 60 to 65, effective from December 1, 2006. The employment agreements of Scott Brown, Vice-President Research and Technology, Jeremy Burroughes, Chief Technical Officer, Michael Black, Vice-President Finance and SB Cha, Vice-President Commercial have been amended effective December 1, 2006, by means of the form letter which is attached as Exhibit 10.4 to this current report on Form 8-K.

Item 1.02.    Termination of a Material Definitive Agreement

As discussed in Item 1.01 above, the Overseas Benefit Agreement with Dr. Fyfe has been terminated.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

JIM VENINGER

        The Company has appointed Jim Veninger as Vice-President of Technology Development, effective November 1, 2006. Mr. Veninger, 45, previously served in various senior management and executive roles at Philips. Most recently, he served as Vice President of Operational Excellence for Philips Semiconductors Division. During his tenure at Philips, Mr. Veninger also served as Vice President and General Manager of its Emerging Display Technologies division from 2002 to 2005, the Philips entity responsible for the OLED and E-Ink displays businesses, which commercialised the Company's technology in the form of shaver screens and cell-phone sub-displays. There was no arrangement or understanding between Mr. Veninger and any other persons pursuant to which Mr. Veninger was appointed Vice-President of Technology Development and there are no related party transactions between Mr. Veninger and the Company. Mr. Veninger's employment agreement with the Company is described in Item 1.01 above.

Mr. Veninger will oversee the Company's product and technology development and will also assume responsibility for the management of the Company's legal and intellectual property activities.

STEPHEN CHANDLER

        Stephen Chandler has resigned from the position of Vice-President Legal and Intellectual Property, effective on March 31, 2007, to pursue an employment opportunity involving less time away from home. Mr. Chandler has been a long-distance commuter since joining the Company in 2003.

        A copy of the Company's press release announcing the appointment of Jim Veninger and the resignation of Mr. Chandler is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired - None
(b)        Pro Forma Financial Information -None
(c)        Exhibits:
        10.1 Employment Agreement dated August 10, 2006 between the Company and Jim Veninger
        10.2 Compromise Agreement dated October 27, 2006 between the Company and Stephen Chandler
        10.3 Employment Agreement dated October 27, 2006 between the Company and David Fyfe
        10.4 Form letter to employees with regard to change in retirement age effective December 1, 2006
        99.1 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: October 31, 2006	By:	/s/ Michael Black
Michael Black
Vice President Finance

Exhibit Index

Exhibit No.	Description
EX-10.3	Employment agreement dated October 27, 2006 between the Company and David Fyfe
EX-10.4	Form letter to employees with regard to change in retirement age effective December 1, 2006
EX-99.1	Press release
EX-10.1	Employment agreement between the Company and Jim Veninger
EX-10.2	Compromise agreement 27 October 2006 between the Company and Stephen Chandler